SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 22, 2013, Vectren Utility Holdings, Inc. ("VUHI"), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement (the "Note Purchase Agreement") pursuant to which institutional investors have agreed to purchase $150 million of Senior Guaranteed Notes with a fixed interest rate of 3.72% per annum, due December 5, 2023. The Notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI. Subject to the satisfaction of the customary conditions precedent, this financing is scheduled to close on or about December 5, 2013. The Note Purchase Agreement contains customary representations, warranties and covenants. A copy of the Note Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement dated as of August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
August 26, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibit is filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

4.1	Note Purchase Agreement dated as of August 22, 2013